PARTNERSHIP                                   JAMES N. STANARD

      Date          Price      Quantity            Date         Price   Quantity

11/04/2003         $ 45.05         200          11/04/2003    $ 45.00    7,500
                   $ 45.02         100
                   $ 45.00      31,800
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                   $ 45.00      32,100